CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm and to the use of our report dated April 28, 1999 in the Post Effective Amendment Number 2 of Regoinal Opportunity Fund:
Ohio, Indiana, Kentucky.

/s/ Berge & Company LTD

Berge & Company LTD

Cincinnati, Ohio
June 10, 1999